Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kingsway Financial Services Inc.

Itasca, Illinois

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-227577) of Kingsway Financial Services, Inc. of our report dated March 16, 2018, except for Note 5 and Note 25, as to which the date is November 7, 2018.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

Grand Rapids, Michigan

November 7, 2018